SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 30, 2009
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

00020006 (Commission File Number)	391726871 (IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 30, 2009, as part of the United States Department of the Treasury (the “UST”) Capital Purchase Program (the “CPP”), Anchor BanCorp Wisconsin, Inc. (the “Company”) entered into a Letter Agreement with the UST. Pursuant to the Securities Purchase Agreement — Standard Terms (the “Securities Purchase Agreement”) attached to the Letter Agreement, the Company agreed to sell 110,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”), having a liquidation amount per share of $1,000, for a total purchase price of $110,000,000. The Preferred Stock will pay cumulative compounding dividends at a rate of 5% per year for the first five years following issuance and 9% per year thereafter. The Company may not redeem the Preferred Stock during the first three years following issuance except with the proceeds from one or more “Qualified Equity Offerings” (as defined in the Company’s Articles of Amendment described in Item 5.03). After three years, the Company may redeem shares of the Preferred Stock for the per share liquidation amount of $1,000 plus any accrued and unpaid dividends.
     As long as any Preferred Stock is outstanding, the Company may pay dividends on its Common Stock, $.10 par value per share (the “Common Stock”), and redeem or repurchase its Common Stock, provided that all accrued and unpaid dividends for all past dividend periods on the Preferred Stock are fully paid. Prior to the third anniversary of the UST’s purchase of the Preferred Stock, unless Preferred Stock has been redeemed or the UST has transferred all of the Preferred Stock to third parties, the consent of the UST will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. The Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock. The Letter Agreement, and the Securities Purchase Agreement attached thereto, is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     As a condition to participating in the CPP, the Company issued and sold to the UST a warrant (the “Warrant”) to purchase up to 7,399,103 shares (the “Warrant Shares”) of the Company’s Common Stock, at an initial per share exercise price of $2.23, for an aggregate purchase price of approximately $16,500,000. The term of the Warrant is ten years. Exercise of the Warrant is subject to the receipt by the Company of shareholder approval. The Warrant provides for the adjustment of the exercise price should the Company not receive shareholder approval, as well as customary anti-dilution provisions. Pursuant to the Securities Purchase Agreement, the UST has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
     Pursuant to the Securities Purchase Agreement, until the UST no longer owns any shares of the Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers must continue to comply in all respects with Section 111(b) of Emergency Economic Stabilization Act of 2008 (the “EESA”) and applicable UST rules. For purposes of the EESA, the Company’s “Senior Executive Officers” are Douglas J. Timmerman, Mark D. Timmerman, Dale C. Ringgenberg, J. Anthony Cattelino and Daniel K. Nichols.
     The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Preferred Stock, the Warrant and the Warrant Shares as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. In addition, the Company agreed to seek shareholder approval for exercise of the Warrant as soon as practicable.
Item 2.06. Material Impairments.
     On December 31, 2008, the Company concluded that it will record an impairment charge for goodwill. The Company performs annual impairment tests of its intangible assets and has concluded that, as a result of changes in market and economic conditions and other factors, an impairment charge will be incurred for the third fiscal quarter. Based upon the Company’s preliminary analysis, it currently expects the impairment charge to be $72.2 million. The Company does not believe that any material amount of the goodwill impairment charge will result in future cash expenditures and the charge will not impact the Company’s tangible capital or liquidity.
Item 3.02. Unregistered Sale of Equity Securities.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On January 30, 2009, the Company filed Articles of Amendment to the Company’s Restated Articles of Incorporation with the Wisconsin Department of Financial Institutions, which (i) designated a series of such preferred stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” (ii) authorized 110,000 shares of Preferred Stock, and (iii) set forth the voting and other powers, designations, preferences and relative, participating, option or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock. The Articles of Amendment to the Company’s Restated Articles of Incorporation are filed herewith as Exhibit 3.1 and incorporated herein by reference.
     Item 8.01. Other Events.

     On February 2, 2009, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement,” recognition of goodwill impairment and suspension of dividends. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Warrant to Purchase Shares of Anchor BanCorp Wisconsin, Inc. Common Stock dated January 30, 2009.

4.2	Articles of Amendment of Anchor BanCorp Wisconsin, Inc. with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series B dated January 30, 2009.

10.1	Letter Agreement including the Securities Purchase Agreement—Standard Terms incorporated therein, between Anchor BanCorp Wisconsin, Inc. and The United States Department of the Treasury, dated January 30, 2009.

99.1	Press Release dated February 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR BANCORP WISCONSIN, INC.
Date: February 3, 2009	By:	/s/ Mark D. Timmerman
Mark D. Timmerman
Executive Vice President, Secretary and General Counsel